EXHIBIT 32
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF GASCO ENERGY, INC.
PURSUANT TO 18 U.S.C. § 1350
          In connection with the accompanying amendment to the Annual Report of Gasco Energy, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark A. Erickson, Chief Executive Officer of the Company, hereby certify, to my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark A. Erickson

Name:	Mark A. Erickson
Date:	April 4, 2007

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GASCO ENERGY, INC.
PURSUANT TO 18 U.S.C. § 1350
          In connection with the accompanying amendment to the Annual Report of Gasco Energy, Inc. (the “Company”) on Form 10-K/A for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. King Grant, Chief Financial Officer of the Company, hereby certify, to my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. King Grant

Name:	W. King Grant
Date:	April 4, 2007